UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2020

AMNEAL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38485	32-0546926
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Crossing Blvd

Bridgewater, NJ 08807

(Address of Principal Executive Offices)

(908) 947-3120

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	AMRX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2020, Amneal Pharmaceuticals, Inc. (the “Company”) announced that the Company’s Board of Directors has appointed Anastasios (Tasos) G. Konidaris as Senior Vice President and Chief Financial Officer, effective March 12, 2020. Mr. Konidaris succeeds Todd P. Branning, who ceased to serve as Senior Vice President and Chief Financial Officer, effective March 11, 2020. Mr. Branning remains available to the Company through March 31, 2020. The CFO transition is unrelated to the Company’s financial condition, operational performance, financial reporting or accounting practices, investments, policies or regulatory condition.

Mr. Konidaris, age 53, joins the Company from Alcresta Pharmaceuticals, LLC, a specialty pharmaceutical company, where he has served as Executive Vice President and Chief Financial Officer since March 2016. Prior to joining Alcresta Pharmaceuticals, Mr. Konidaris served as Senior Vice President and Chief Financial Officer of Ikaria, Inc., a biotherapeutics company, from October 2011 to May 2015. From 2007 to May 2015, Mr. Konidaris served as Senior Vice President and Chief Financial Officer at Dun & Bradstreet Corporation, a leading commercial information services company, where he also served as Principal Accounting Officer and led the Global Finance Operations from 2005 to 2007. From 2003 to 2005, Mr. Konidaris served as Group Vice President of the Global Pharmaceutical and Global Diversified Products Groups at Schering-Plough Corporation, a pharmaceutical company. Earlier in his career, Mr. Konidaris held senior financial and operational positions of increasing responsibility at the Pharmacia Corporation, Rhone-Poulenc Rorer, Novartis Corporation and Bristol-Myers Squibb Company.

Since 2017, Mr. Konidaris has served as a director of Kadmon Holdings, Inc., where he was appointed interim chairman in January 2019 and chairman in May 2019, and since 2015, Mr. Konidaris has served as a director of Zep Inc. Mr. Konidaris received an M.B.A from Drexel University and a B.S. from Gwynedd Mercy College.

Mr. Konidaris does not have any family relationship with any of the Company’s executive officers or directors, nor has he engaged in any related party transaction with the Company that would be required to be disclosed pursuant to Item 404 of Regulation S-K.

On March 11, 2020, the Company and Mr. Konidaris entered into an employment agreement, effective March 12, 2020 (the “Employment Agreement”). A summary of the key terms or the Employment Agreement follows.

Base Salary. The Employment Agreement provides that Mr. Konidaris will be employed as the Company’s Senior Vice President and Chief Financial Officer at an annual base salary of $550,000.

Annual Bonus Awards. Mr. Konidaris is eligible to earn additional annual incentive compensation under the Company’s annual bonus plan, in amounts ranging from 0% of his base salary to 150% of his base salary, with the target amount of his annual bonus being equal to 55% of his base salary.

Long-Term Incentive Awards. Not later than 30 days following the effective date of the Employment Agreement, the Company will grant to Mr. Konidaris an award of restricted stock units having a grant date fair value equal to $1,000,000 and an award of performance-based restricted stock units having a grant date fair value equal to $1,000,000. Subject to Mr. Konidaris’s continuous services to the Company through each vesting date, the restricted stock units will vest in four equal installments beginning on the first anniversary of the effective date of the Employment Agreement, and the performance-based restricted stock units will be earned and will vest based on the same vesting and performance conditions as the performance-based restricted stock units awarded to the Company’s other named executive officers in 2020.

Severance Benefits. In the case of termination by the Company without cause or a termination by Mr. Konidaris for good reason (each as defined in the Employment Agreement), Mr. Konidaris will be entitled to receive the following severance benefits: (1) an amount equal to 150% of his then-current annual base salary; (2) a pro-rated portion of the annual bonus award for the year during which the termination occurs; (3) benefits continuation for a period of 18 months following the date of termination; and (4) outplacement assistance for a period of 12 months following the date of termination.

Severance Benefits upon a Change in Control. In the case of a termination by the Company without cause or a termination by Mr. Konidaris for good reason within three months prior to or 12 months following a change in control (as defined in the Employment Agreement), Mr. Konidaris will be entitled to receive the severance benefits described above. In addition, the vesting and exercisability of each equity award granted to Mr. Konidaris will accelerate effective as of the date of termination, with any performance conditions determined based on actual achievement as of the date of termination, and, if applicable, will remain exercisable for a period of not less than 12 months following the termination.

The foregoing summary of the Employment Agreement is not complete and is qualified in its entirety by the text of the Employment Agreement, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

A copy of the Company’s press release regarding the matters described in this report has been furnished as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated by reference into this Item 7.01.

The information in this report furnished pursuant to Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references the information furnished pursuant to Item 7.01 of this report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated March 11, 2020, by and among Amneal Pharmaceuticals LLC, the Company and Anastasios (Tasos) G. Konidaris

99.1	Press release issued on March 11, 2020

104	Cover Page Interactive Data File – The cover page from the Company’s Current Report on Form 8-K filed on March 12, 2020 is formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2020	AMNEAL PHARMACEUTICALS, INC.

	By:	/s/ Stephen Manzano
	Name:	Stephen Manzano
	Title:	Senior Vice President and General Counsel